Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated December 11, 2009 on Evermore Funds Trust (comprising Evermore Global Value Fund and Evermore European Value Fund) as of December 4, 2009, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-162066 and 811-22335) of Evermore Funds Trust.

ERNST & YOUNG LLP

New York, New York

December 11, 2009